Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 93 to the Registration Statement No. 811-02546 on Form N-1A of our report dated June 7, 2006 relating to the financial statements of Fidelity Commonwealth Trust, including Fidelity Mid-Cap Stock Fund; of our reports each dated June 9, 2006 relating to the financial statements of Fidelity Large Cap Stock Fund, and Fidelity Small Cap Retirement Fund; of our report dated June 13, 2006 relating to the financial statements of Fidelity Intermediate Bond Fund; and of our reports each dated June 16, 2006 relating to the financial statements of Fidelity Small Cap Stock Fund, and Spartan 500 Index Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Commonwealth Trust for the year ended April 30, 2006.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
June 26, 2006